EXHIBIT 99.1

TO BUSINESS AND ENERGY EDITORS:

          Allis-Chalmers Corporation Announces First Quarter Earnings;
                         One-to-Five Reverse Stock Split

         HOUSTON, June 2 /PRNewswire-FirstCall/ -- Allis-Chalmers Corporation (OTC Bulletin Board: ACLM) today announced earnings for the quarter ended March 31, 2004. The Company also announced a one-to-five reverse stock split of all the Company's Common Stock.

         FIRST QUARTER EARNINGS

         The Company announced that revenues for the three months ended March 31, 2004 increased to $9,661,000 compared to $6,999,000 in the comparable period of 2003, reflecting the formation of AirComp, LLC in July 2003 and increased revenues from its subsidiary Strata Directional Technologies, Inc.

         Operating income for the first quarter ended March 31, 2004 totaled $1,169,000, a 14% increase over the comparable period in 2003, reflecting the inclusion of operating income of AirComp and increased operating income from Strata. In the comparable period of 2003, operating income was $1,023,000.

         The Company had a net income attributed to common shareholders of $501,000, or $0.03 per common share, for the quarter ended March 31, 2004 compared with a net loss of ($341,000), or ($0.02) per common share, for the quarter ended March 31, 2003.

         Munawar H. Hidayatallah, the Company's Chairman and Chief Executive Officer stated, "We are extremely proud of our continuing success and expect our results of operation for the second quarter will exceed those of the first quarter, which is traditionally a slow quarter for the Company."

         Statements of the Company's results of operation and financial condition are set forth below.

         REVERSE STOCK SPLIT

         The Company is effecting the reverse stock split in order to increase the share price of the Common Stock. The Company currently has an application pending to list the Common Stock on the American Stock Exchange, which has an initial listing requirement that the Common Stock trade for a minimum of $3.00 per share. There can be no assurance that the Common Stock will trade for $3.00 or more following the reverse stock split or that the Company will be successful in listing the Common Stock on the American Stock Exchange.

         The reverse stock split is expected to become effective the week of June 7, 2004. As a result of the reverse stock split, every five shares of the Company's common stock will be combined into one share of common stock. Based upon the shares outstanding on May 27, 2004, the reverse stock split is expected to reduce the number of shares of outstanding common stock from 31,393,789 to approximately 6,275,000 and to reduce the number of stockholders of the Company from approximately 6,070 to approximately 2,140.

                           ALLIS-CHALMERS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands, except per share)


                                                          Three Months Ended
                                                        March 31,     March 31,
                                                          2004          2003

     Revenues                                          $  9,661      $  6,999
     Cost of revenues                                     7,389         4,995

       Gross margin                                       2,272         2,004

     General and administrative expense                   1,103           981

     Income from operations                               1,169         1,023

     Other income (expense):
       Interest expense                                    (569)         (637)
       Minority interests in income of subsidiaries         (95)         (187)
       Other                                                187            12

     Total other income (expense)                          (477)         (812)

     Net income before income taxes                         692           211

       Provision for foreign income tax                     103           158

     Net income                                             589            53

         Preferred stock dividend                           (88)         (394)

     Net income/(loss) attributed to common
      shareholders                                     $    501      $   (341)

     Income/(loss) per common share basic              $   0.03      $  (0.02)

     Income/(loss) per common share diluted            $   0.02      $  (0.02)

     Weighted average number of common shares
       outstanding:
           Basic                                         19,633        19,633

           Diluted                                       28,808        19,633

                      This interim statement is unaudited.

                           ALLIS-CHALMERS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                          (in thousands, except shares)


                                                       March 31,   December 31,
                                                         2004         2003

     ASSETS

     Cash and cash equivalents                         $    491     $  1,299
     Trade receivables, net                               8,347        8,823
     Lease receivable, current                              180          180
     Prepaids and other current assets                      900          887

       Total current assets                               9,918       11,189

     Property and equipment, net                         27,270       26,339
     Goodwill                                             7,661        7,661
     Other intangible assets, net                         2,158        2,290
     Debt issuance costs, net                               557          567
     Lease receivable                                       722          787
     Other assets                                            79           40

         Total assets                                  $ 48,365     $ 48,873

     LIABILITIES AND SHAREHOLDERS' EQUITY

     Current maturities of long-term debt              $  4,888     $  5,150
     Trade accounts payable                               3,483        3,133
     Accrued salaries, benefits and payroll taxes           885          591
     Accrued interest                                       241          152
     Accrued expenses                                     1,166        1,761
     Accounts payable, related parties                      467          787

       Total current liabilities                         11,130       11,574

     Accrued postretirement benefit obligations             545          545
     Long-term debt, net of current maturities           26,476       27,083
     Other long-term liabilities                            129          270
     Redeemable warrants                                  1,500        1,500
     Redeemable convertible preferred stock               4,259        4,171

       Total liabilities                                 44,039       45,143

     Commitments and Contingencies

     Minority interests                                   2,618        2,523

     COMMON SHAREHOLDERS' EQUITY
       Common stock, $.15 par value (110,000,000
        shares authorized; 19,633,340 issued and
        outstanding)                                      2,945        2,945
       Capital in excess of par value                     6,887        6,887
       Accumulated (deficit)                             (8,124)      (8,625)

         Total shareholders' equity                       1,708        1,207

         Total liabilities and shareholders' equity    $ 48,365     $ 48,873

                      This interim statement is unaudited.

                           ALLIS-CHALMERS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                           Three Months Ended
                                                                March 31,
                                                            2004        2003

     Cash flows from operating activities:
       Net income/(loss)                                 $   589     $    53
       Adjustments to reconcile net income/(loss)
        to net cash provided by operating activities:
       Depreciation expense                                  480         464
       Amortization expense                                  217         234
       Amortization of discount on debt                       75         183
       Minority interest in income of subsidiaries            95         187
       Changes in working capital:
         Decrease (increase) in accounts receivable          476      (1,476)
         Decrease (increase) in other current assets          13        (538)
         Decrease (increase) lease deposit                    --         101
         (Decrease) increase in accounts payable             350       1,580
         (Decrease) increase in accrued interest              89         274
         (Decrease) increase in accrued expenses            (595)       (203)
         (Decrease) increase in accrued salaries,
          benefits and payroll taxes                         (26)         30
         (Decrease) increase in other long-term
          liabilities                                       (141)         --

       Net cash provided by operating activities           1,622         889

     Cash flows from investing activities:
         Purchase of equipment                            (1,411)       (196)

       Net cash (used) by investing activities            (1,411)       (196)

     Cash flows from financing activities:
         Repayments on long-term debt                       (944)       (582)
         Debt issuance costs                                 (75)         --

       Net cash provided (used) by financing
        activities                                        (1,019)       (582)

       Net increase (decrease) in cash and cash
        equivalents                                         (808)        111

     Cash and cash equivalents at beginning of year        1,299         146

     Cash and cash equivalents at end of period          $   491     $   257

     Supplemental information - interest paid            $   480     $   454

                      This interim statement is unaudited.

         ABOUT ALLIS-CHALMERS CORPORATION

         Allis-Chalmers Corporation provides a variety of products and services to the oil and natural gas drilling industry through its subsidiaries Jens' Oilfield Service, Inc., which supplies highly specialized equipment and operations to install casing and production tubing required to drill and complete oil and gas wells, Strata Directional Technology, Inc., which provides high-end directional and horizontal drilling services for specific targeted reservoirs that cannot be reached vertically, and its joint venture, AirComp LLC which provides air drilling services to natural gas exploration operations.

         FORWARD-LOOKING STATEMENTS

         This Press Release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and
Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers Corporation's business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

         Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company's ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company's most recent filings on Form 10K (including without limitation in the "Risk Factors" Section) and Form 10-Q, and in the Company's other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

SOURCE    Allis-Chalmers Corporation
 -0-      06/02/2004
CONTACT:  Munawar H. Hidayatallah of Allis-Chalmers Corporation,
          +1-713-369-0550/
          (ACLM)